Exhibit 99.1

News Release Sunoco, Inc. 1818 Market Street, Suite 1500 Philadelphia, PA 19103

For further information contact:	For release: IMMEDIATELY
Thomas Golembeski (media) 215-977-6298
Clare McGrory (investors) 215-977-6764

SUNOCO ANNOUNCES SECOND QUARTER 2012 RESULTS

PHILADELPHIA, August 2, 2012 — Sunoco, Inc. (NYSE: SUN) reported net income attributable to Sunoco, Inc. shareholders of $248 million ($2.35 per share diluted) for the second quarter of 2012 versus a net loss attributable to Sunoco, Inc. shareholders of $125 million ($1.03 per share diluted) for the second quarter of 2011. Excluding special items, Sunoco had income of $129 million ($1.22 per share diluted) for the second quarter of 2012 versus income of $20 million ($0.17 per share diluted) for the second quarter of 2011. Key 2012 second quarter details include:

•	Logistics and Retail Marketing contributed pretax income of $155 million

•	Refining and Supply contributed pretax income of $87 million

•	Pretax income from special items totaled $207 million including LIFO inventory gains of $213 million

•	Agreed to form Philadelphia Energy Solutions, a joint venture with The Carlyle Group, at its Philadelphia refinery

•	Announced definitive merger agreement to be acquired by Energy Transfer Partners, L.P.

“Sunoco had a solid quarter thanks to excellent results in its logistics and retail segments which contributed pretax income of $82 and $73 million, respectively. These businesses continue to provide steady, ratable cash flows we can count on,” said Brian P. MacDonald, Sunoco’s chairman, chief executive officer and president. “Results in our refining and supply segment rebounded during the quarter and provided a nice lift on higher realized margins.”

Commenting on the Company’s pending merger with Energy Transfer Partners, L.P. (“ETP”), MacDonald said, “We continue to move forward with the merger process as seen in ETP’s recent filing of a draft Form S-4 registration statement. We are on track and working toward closing this transaction in the fourth quarter of 2012.”

Regarding Sunoco’s pending transaction related to the Philadelphia refinery, MacDonald said, “We continue to make progress in forming the joint venture with The Carlyle Group and anticipate closing that transaction in the third quarter. I want to commend our refinery employees for achieving excellent operating results and capitalizing on the strong market conditions in the quarter.”

DETAILS OF SECOND QUARTER RESULTS

Logistics

Logistics earned $82 million pretax in the second quarter of 2012 versus $54 million in the second quarter of 2011. The increase in earnings was primarily due to expanded crude oil volumes and margins resulting from market related opportunities in West Texas and contributions from acquisitions completed during 2011. Higher crude oil pipeline fees and earnings attributable to refined product acquisition and marketing activities also contributed to the improved results.

Retail Marketing

Retail Marketing had pretax income of $73 million in the current quarter versus $69 million in the second quarter of 2011. Higher retail gasoline and diesel margins were partially offset by lower gasoline volumes.

Refining and Supply

Refining and Supply had pretax income of $87 million in the current quarter versus a $44 million loss in the second quarter of 2011. The improvement in results was largely due to higher realized margins, lower expenses attributable to the idling of the Marcus Hook refinery in December 2011 and lower depreciation expense resulting from significant asset write-downs during the second half of 2011. These positive factors were partially offset by lower production volumes. Average crude throughputs were down 34 percent versus the second quarter of 2011 as a result of the idling of the Marcus Hook refinery.

Other

Corporate administrative expenses were $19 million pretax in the current quarter versus $18 million in the second quarter of 2011. Higher accruals for incentive compensation were largely offset by lower staffing costs.

Net financing expenses and other were $26 million pretax in the second quarter of 2012 compared to $19 million in the second quarter of 2011. The increase is primarily attributable to higher interest expense associated with borrowings of Sunoco Logistics Partners L.P. and the absence of interest income related to notes receivable balances resulting from the sale of the Toledo refinery.

Income Taxes

Excluding the impact of special items, the tax expense on $197 million of pretax income from continuing operations attributable to Sunoco, Inc. shareholders for the second quarter of 2012 was $68 million compared to tax expense of $22 million on $42 million of pretax income from continuing operations attributable to Sunoco, Inc. shareholders during the second quarter of 2011. The increase in tax expense was primarily attributable to the increase in pretax income from continuing operations.

Special Items

During the second quarter of 2012, Sunoco recognized a $59 million gain ($35 million after tax) related to the reversal of certain severance, contract termination and idling reserves that are not expected to be incurred as a result of the joint venture agreement with The Carlyle Group; recognized gains of $213 million ($121 million after tax) attributable to the reduction of refined product LIFO inventories primarily attributable to the idling of the Marcus Hook refinery; recorded a $15 million provision ($8 million after tax) largely related to pension settlement losses attributable to refining operations; recorded a $21 million provision ($13 million after tax) related to an insurance reserve adjustment; and recorded a $29 million provision ($20 million after tax) largely related to additional stock-based compensation expense resulting from the spin-off of SunCoke Energy, Inc. and employee termination agreements and expenses related to the proposed merger with Energy Transfer Partners, L.P. The total net impact of special items during the second quarter of 2012 was income of $207 million ($115 million after tax).

During the second quarter of 2011, Sunoco recognized a $9 million gain ($6 million after tax) from the remeasurement of its pre-acquisition equity interests in a pipeline joint venture to fair value; recorded a $7 million provision ($4 million after tax) primarily related to asset write-downs at the Eagle Point refinery and recognized pension settlement losses of $9 million ($5 million after tax) attributable to the divestment of the Toledo refinery. The total net impact of special items during the second quarter of 2011 was a pretax loss of $7 million ($3 million after tax).

Discontinued Operations

Income from discontinued operations amounted to $4 million, net of taxes, in the second quarter of 2012 compared to a loss of $142 million, net of taxes, in the second quarter of 2011. The loss in 2011 relates primarily to asset write-downs at the Frankford and Haverhill chemicals facilities prior to their divestment.

Sunoco is a leading logistics and retail company. The Company owns the general partner interest of Sunoco Logistics Partners L.P. (NYSE: SXL), which consists of a 2-percent ownership interest and incentive distribution rights, and owns a 32-percent interest in the Partnership’s limited partner units. Sunoco Logistics Partners L.P. is an owner and operator of complementary pipeline, terminal and crude oil acquisition and marketing assets. Sunoco also has a network of approximately 4,900 retail locations in 23 states.

Anyone interested in obtaining further insights into the second quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 5:00 p.m. ET on August 2, 2012. It can be accessed through Sunoco’s website - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2011 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	For the Three Months Ended
	June 30,		March 31,
	2012	2011	2012
Operations:
Logistics	$82	$54	$57
Retail Marketing	73	69	(6)
Refining and Supply	87	(44)	(87)
Corporate and Other:
Corporate expenses	(19)	(18)	(14)
Net financing expenses and other	(26)	(19)	(31)

Pretax income (loss) from continuing operations attributable to Sunoco, Inc. shareholders before special items	197	42	(81)
Income tax expense (benefit)	68	22	(28)

Income (loss) from continuing operations attributable to Sunoco, Inc. shareholders before special items	129	20	(53)

Special items:
Pretax income (loss) from special items	207	(7)	492
Income tax expense (benefit)	92	(4)	192

	115	(3)	300
Income (loss) from discontinued operations attributable to Sunoco, Inc. shareholders, net of income taxes	4	(142)	1

Income (loss) from special items attributable to Sunoco, Inc. shareholders	119	(145)	301

Net income (loss) attributable to Sunoco, Inc. shareholders	$248	$(125)	$248

Earnings (loss) per share of common stock:
Basic:
Income (loss) from continuing operations attributable to Sunoco, Inc. shareholders before special items	$1.23	$0.17	$(0.50)
Income (loss) from special items	1.13	(1.20)	2.83

Net income (loss) attributable to Sunoco, Inc. shareholders	$2.36	$(1.03)	$2.33

Diluted:
Income (loss) from continuing operations attributable to Sunoco, Inc. shareholders before special items	$1.22	$0.17	$(0.49)
Income (loss) from special items	1.13	(1.20)	2.81

Net income (loss) attributable to Sunoco, Inc. shareholders	$2.35	$(1.03)	$2.32

Weighted-average number of shares outstanding (in millions):
Basic	105.0	121.1	106.6
Diluted	105.4	121.1 *	107.1

*	Since the assumed issuance of common stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO, INC.

EARNINGS PROFILE OF SUNOCO BUSINESSES

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	For the Six Months Ended
	June 30,
	2012	2011
Operations:
Logistics	$139	$85
Retail Marketing	67	81
Refining and Supply	—	(182)
Corporate and Other:
Corporate expenses	(33)	(40)
Net financing expenses and other	(57)	(47)

Pretax income (loss) from continuing operations attributable to Sunoco, Inc. shareholders before special items	116	(103)
Income tax expense (benefit)	40	(2)

Income (loss) from continuing operations attributable to Sunoco, Inc. shareholders before special items	76	(101)

Special items:
Pretax income from special items	699	44
Income tax expense	284	26

	415	18
Income (loss) from discontinued operations attributable to Sunoco, Inc. shareholders, net of taxes	5	(143)

Income (loss) from special items	420	(125)

Net income (loss) attributable to Sunoco, Inc. shareholders	$496	$(226)

Earnings (loss) per share of common stock:
Basic:
Income (loss) from continuing operations attributable to Sunoco, Inc. shareholders before special items	$0.72	$(0.83)
Income (loss) from special items	3.97	(1.04)

Net income (loss) attributable to Sunoco, Inc. shareholders	$4.69	$(1.87)

Diluted:
Income (loss) from continuing operations attributable to Sunoco, Inc. shareholders before special items	$0.71	$(0.83)
Income (loss) from special items	3.96	(1.04)

Net income (loss) attributable to Sunoco, Inc. shareholders	$4.67	$(1.87)

Weighted-average number of shares outstanding (in millions):
Basic	105.8	121.0
Diluted	106.3	121.0 *

*	Since the assumed issuance of common stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
LOGISTICS

Pretax Income (Millions of Dollars)	$82	$54	$57	$139	$85
Pipeline Throughputs* (Thousands of bpd):
Refined Products**	591	471	528	559	441
Crude Oil	1,571	1,641	1,467	1,519	1,568
Pipeline Revenues* (Cents Per Barrel):
Refined Products**	59.5	69.1	65.1	62.2	70.4
Crude Oil	70.0	54.2	59.6	65.0	53.5
Crude Oil Purchases** (Thousands of bpd)	700	637	631	665	619
Crude Oil Gross Margin*** (Cents Per Barrel)	88.7	61.6	80.3	84.7	35.9
Terminal Throughput** (Thousands of bpd)	1,550	1,643	1,567	1,559	1,604
Cash Distributions to Sunoco From Sunoco Logistics Partners L.P. (Millions of Dollars):
General Partner Interest†	$14	$12	$14	$28	$24
Limited Partner Interests	12	12	13	25	24

Total Cash Distributions From Sunoco Logistics Partners L.P.	$26	$24	$27	$53	$48

*	Excludes equity interests which are not consolidated.
**	Includes amounts related to 2011 acquisitions from the respective acquisition dates.
***	Sales revenue less costs of products sold, other operating and depreciation expenses divided by total crude oil sales.
†	Includes incentive distribution rights.

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
RETAIL MARKETING

Pretax Income (Loss) (Millions of Dollars)	$73	$69	$(6)	$67	$81
Retail Margin* (Cents Per Gallon):
Gasoline	12.5	12.2	5.9	9.3	9.5
Diesel	15.3	12.4	8.6	12.0	9.9
Sales (Millions of Gallons):
Gasoline	1,128	1,159	1,078	2,206	2,243
Diesel	105	105	103	208	203

	1,233	1,264	1,181	2,414	2,446

Total Retail Gasoline Outlets, End of Period	4,990	4,907	4,936	4,990	4,907
Total Company-Operated Outlets, End of Period	441	402	436	441	402
Company-Operated Sites:
Gasoline and Diesel Throughput Per Site (Thousands of Gallons Per Month)	205	211	190	198	202
APlus Stores:
Total Stores, End of Period	376	343	375	376	343
Merchandise Sales Per Store (Thousands of Dollars Per Month)	$113	$111	$101	$107	$104
Merchandise Margin (Percentage of Sales)	27%	27%	25%	26%	27%

*	Retail gasoline sales price less related wholesale price and terminalling and transportation costs per gallon. The retail gasoline sales price is the weighted-average price received through the various branded marketing distribution channels.

SUNOCO, INC.

FINANCIAL AND OPERATING STATISTICS

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
REFINING AND SUPPLY

Pretax Income (Loss) (Millions of Dollars)	$87	$(44)	$(87)	$—	$(182)
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$7.43	$4.31	$1.83	$4.54	$3.70
Market Benchmark** (Per Barrel)	$10.62	$6.11	$5.86	$8.24	$5.65
Crude Inputs as Percent of Crude Unit Rated Capacity***	85	84	90	88	79
Throughputs (Thousands of Barrels Daily):
Crude Oil	281.6	425.2	296.3	288.9	442.4
Other Feedstocks	41.9	42.5	51.2	46.6	48.7

Total Throughputs	323.5	467.7	347.5	335.5	491.1

Products Manufactured (Thousands of Barrels Daily):
Gasoline	169.9	234.6	181.7	175.8	249.9
Middle Distillates	117.3	165.5	115.9	116.6	174.5
Residual Fuel	23.4	31.0	27.6	25.4	27.4
Petrochemicals	7.5	14.9	9.2	8.4	15.6
Other	16.6	38.4	22.5	19.6	43.1

Total Production	334.7	484.4	356.9	345.8	510.5
Less: Production Used as Fuel in Refinery Operations	16.0	23.3	16.6	16.3	23.9

Total Production Available for Sale	318.7	461.1	340.3	329.5	486.6

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
**	The refinery benchmark margin represents a 6-3-2-1 Value-Added Benchmark beginning March 1, 2011 as a result of the sale of the Toledo refinery. Prior to that date, the weighted-average refinery benchmark margin was comprised of a 6-3-2-1 Value-Added benchmark related to the Northeast refining operations (80% weight) and a 4-3-1 Benchmark related to the Toledo refinery (20% weight). Beginning with the second quarter of 2011, the 6-3-2-1 Value-Added Benchmark has been adjusted to reflect market conditions more closely associated with the Company’s Northeast refining system. The 6-3-2-1 benchmark component of prior period weighted-average benchmark margins has been restated for comparative purposes.
***	Reflects a 175 thousand barrels-per-day reduction beginning in January 2012 attributable to the Marcus Hook refinery which was indefinitely idled in the fourth quarter of 2011 and a 170 thousand barrels-per-day reduction beginning in March 2011 attributable to the sale of the Toledo refinery.

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
CAPITAL PROGRAM (Millions of Dollars)

Logistics*	$84	$127	$50	$134	$155
Retail Marketing	34	29	29	63	47
Refining and Supply	10	28	14	24	64
Discontinued operations	—	82	1	1	186

	$128	$266	$94	$222	$452

*	Includes acquisition of additional interests in a pipeline joint venture totaling $86 million in 2011.

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
DEPRECIATION, DEPLETION AND AMORTIZATION
(Millions of Dollars)
Logistics	$25	$19	$34	$59	$37
Retail Marketing	23	22	24	47	44
Refining and Supply	3	50	3	6	102

	$51	$91	$61	$112	$183

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
Revenues
Sales and other operating revenue (including consumer excise taxes)	$12,219	$11,294	$12,198	$24,417	$21,272
Interest income	2	8	3	5	12
Gain (loss) on divestment of Toledo refinery	—	(9)	104	104	6
Other income, net	8	25	16	24	34

	12,229	11,318	12,321	24,550	21,324

Costs and Expenses
Cost of products sold and operating expenses	10,852	10,381	10,896	21,748	19,609
Consumer excise taxes	617	553	579	1,196	1,100
Selling, general and administrative expenses	154	143	128	282	267
Depreciation, depletion and amortization	51	91	61	112	183
Payroll, property and other taxes	23	17	32	55	47
Provision for asset write-downs and other matters	(1)	7	109	108	13
Interest cost and debt expense	41	39	49	90	82
Interest capitalized	(2)	(1)	(2)	(4)	(3)

	11,735	11,230	11,852	23,587	21,298

Income from continuing operations before income tax expense	494	88	469	963	26
Income tax expense	163	20	170	333	29

Income (loss) from continuing operations	331	68	299	630	(3)
Income (loss) from discontinued operations, net of income taxes	4	(139)	2	6	(148)

Net income (loss)	335	(71)	301	636	(151)
Less: Income from continuing operations attributable to noncontrolling interests	87	51	52	139	80
Income (loss) from discontinued operations attributable to noncontrolling interests	—	3	1	1	(5)

Net income (loss) attributable to Sunoco, Inc. shareholders	$248	$(125)	$248	$496	$(226)

SUNOCO, INC.

CONSOLIDATED BALANCE SHEETS

(Millions of Dollars)

(Unaudited)

	At June 30, 2012	At December 31, 2011
Assets
Cash and cash equivalents	$1,884	$2,064
Accounts and notes receivable, net	2,556	3,071
Inventories	462	587
Deferred income taxes	198	286

Total current assets	5,100	6,008

Note receivable from sale of Toledo refinery	—	182
Investments and long-term receivables	121	158
Properties, plants and equipment, net	3,547	4,965
Deferred income taxes	31	68
Deferred charges and other assets	538	601

Total assets	$9,337	$11,982

Liabilities and Equity
Accounts payable	$3,210	$4,098
Accrued liabilities	503	741
Short-term borrowings	—	103
Current portion of long-term debt	—	282
Taxes payable	278	146

Total current liabilities	3,991	5,370

Long-term debt	2,548	3,159
Retirement benefit liabilities	247	542
Deferred income taxes	283	544
Other deferred credits and liabilities	522	567

Total liabilities	7,591	10,182

Equity
Sunoco, Inc. shareholders’ equity	916	893
Noncontrolling interests	830	907

Total equity	1,746	1,800

Total liabilities and equity	$9,337	$11,982

SUNOCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

(Unaudited)

	For the Six Months Ended June 30,
	2012	2011
Cash Flows from Operating Activities:
Net income (loss)	$636	$(151)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on divestment of Toledo refinery	(104)	(6)
Provision for asset write-downs and other matters	100	300
Depreciation, depletion and amortization	115	224
Deferred income tax expense (benefit)	154	(191)
Payments less than (in excess of) expense for retirement plans	(194)	5
Changes in working capital pertaining to operating activities:
Accounts and notes receivable	622	(366)
Inventories	(96)	(591)
Accounts payable and accrued liabilities	(942)	362
Income taxes payable	145	71
Other	(49)	(14)

Net cash provided by (used in) operating activities	387	(357)

Cash Flows from Investing Activities:
Capital expenditures	(222)	(328)
Acquisitions	—	(124)
Proceeds from divestments:
Toledo refinery and related inventory	182	837
Other divestments	39	8
Other	13	(9)

Net cash provided by investing activities	12	384

Cash Flows from Financing Activities:
Net repayments of short-term borrowings	(103)	—
Net proceeds from issuance of long-term debt	287	297
Repayments of long-term debt	(454)	(243)
Cash distributions to noncontrolling interests	(62)	(58)
Cash dividend payments	(42)	(36)
Purchase of common stock for treasury	(100)	—
Cash of SunCoke Energy, Inc. at spin-off	(111)	—
Other	6	4

Net cash used in financing activities	(579)	(36)

Net decrease in cash and cash equivalents	(180)	(9)
Cash and cash equivalents at beginning of period	2,064	1,485

Cash and cash equivalents at end of period	$1,884	$1,476

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed business combination transaction between Energy Transfer Partners, L.P. (“ETP”) and Sunoco, Inc. (“Sunoco”), ETP has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that contains a preliminary proxy statement/prospectus. The registration statement has not yet become effective. Following the registration statement having been declared effective by the SEC, ETP and Sunoco will file with the SEC and mail to the Sunoco shareholders the definitive proxy statement/prospectus. THE REGISTRATION STATEMENT AND THE PRELIMINARY PROXY STATEMENT/PROSPECTUS CONTAIN IMPORTANT INFORMATION ABOUT ETP, SUNOCO, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT AND THE PRELIMINARY PROXY STATEMENT/PROSPECTUS AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by ETP and Sunoco through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or Sunoco at the following:

Energy Transfer Partners, L.P.	Sunoco, Inc.
3738 Oak Lawn Ave.	1818 Market Street, Suite 1500
Dallas, TX 75219	Philadelphia, PA 19103
Attention: Investor Relations	Attention: Investor Relations
Phone: (214) 981-0795	Phone: (215) 977-6764
E-mail: InvestorRelations@energytransfer.com	Email: SunocoIR@sunocoinc.com

PARTICIPANTS IN THE SOLICITATION

ETP and Sunoco, and their respective directors, executive officers and affiliates, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the merger agreement. Information regarding directors and executive officers of ETP’s general partner is contained in ETP’s Form 10-K for the year ended December 31, 2011, which has been filed with the SEC. Information regarding Sunoco’s directors and executive officers is contained in Sunoco’s definitive proxy statement dated March 16, 2012, which is filed with the SEC. A more complete description is available in the registration statement and the preliminary proxy statement/prospectus.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between ETP and Sunoco, the expected timetable for completing the proposed transaction, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, and any other statements about ETP, Energy Transfer Equity, L.P. (“ETE”), Sunoco Logistics Partners L.P. (“SXL”) or Sunoco managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the proposed transaction; the ability to obtain the requisite regulatory approvals, Sunoco shareholder approval and the satisfaction of other conditions to consummation of the transaction; the ability of ETP to successfully integrate Sunoco’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in the Annual Reports on Form 10-K for the year ended December 31, 2011 filed with the SEC by ETP, ETE, SXL and Sunoco. ETP, ETE, SXL and Sunoco disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.